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                                                                    EXHIBIT 16.1


                                                                 ARTHUR ANDERSEN



December 8, 2000



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Dear Sir/Madam:

We have read the paragraphs of Item 14 included in the Form 10 dated December 8, 2000 of Crown Books Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.



Very truly yours,



Arthur Andersen LLP





cc:  Mr. Dennis J. Buckley, Crown Books Corporation